Exhibit 10.1
[TO BE PLACED ON COMPANY LETTERHEAD]
Personal and Confidential

[Date]
Re:     Retention Bonus
Dear [Name]:

On behalf of Cyxtera Technologies, Inc. (the “Company”), I am pleased to offer you the opportunity to receive a retention bonus if you agree to the terms and conditions contained in this letter agreement (this “Agreement”), which shall be effective as of the date you execute and return a copy of this Agreement (such date, the “Effective Date”). To be effective, you must execute and return a copy of this Agreement as soon as possible, but in any event no later than 5:00 p.m. on April 27, 2023.
1.Retention Bonus. Subject to the terms and conditions set forth herein, you will receive a cash lump sum payment in the amount of $[______] (the “Retention Bonus”) within five 5) days of the Effective Date. The Retention Bonus payment shall be made by the Company or any of its subsidiaries. You agree that in the event your employment with the Company or any of its subsidiaries terminates before the Completion Date for any reason other than a Qualifying Termination, you will be required to repay to the applicable payor within five (5) days of such termination 100% of the After-Tax Value of the Retention Bonus. For the sake of clarity, you will not be required to repay any portion of the Retention Bonus if you are employed by the Company or any of its subsidiaries on the Completion Date.
2.Definitions. For purposes of this Agreement:
“After-Tax Value of the Retention Bonus” means the aggregate amount of the Retention Bonus net of any taxes you are required to pay in respect thereof and determined taking into account any tax benefit that may be available in respect of such repayment. The Company shall determine in good faith the After-Tax Value of the Retention Bonus, which determination shall be conclusive and binding.
“Cause” (a) has the meaning given to such term in your employment agreement between you and the Company or any of its subsidiaries, or (b) in the absence of such an agreement (or if such agreement does not define such term or a similar term), means your (i) material breach of your duties and responsibilities, which is not remedied promptly after the Company gives you written notice specifying such breach, (ii) commission of a felony, (iii) commission of or engaging in any act of fraud, embezzlement, theft, a material breach of trust or any material act of dishonesty involving the Company or its subsidiaries, or (iv) significant violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.
“Completion Date” means the first to occur of (i) the first anniversary of April 25, 2023, (ii) the three-month anniversary of the Emergence Date, and (iii) a Change in Control.
“Change in Control” has the meaning set forth in Cyxtera Technologies, Inc. 2021 Omnibus Incentive Plan.
“Disability” (a) has the meaning given to such term in your employment agreement between you and the Company or any of its subsidiaries, or (b) in the absence of such an agreement (or if such agreement does not define such term or a similar term), means your inability, due to physical or mental incapacity, to perform the essential functions of your job, for two hundred seventy (270) consecutive days.
“Good Reason” if applicable, has the meaning given to such term in your employment agreement between you and the Company or any of its subsidiaries.
“Emergence Date” means the effective date of the Company’s or any of its subsidiary’s plan of reorganization approved under Chapter 11 of the U.S. Bankruptcy Code.
“Qualifying Termination” means the termination of your employment before the Completion Date (i) by the Company for a reason other than Cause, (ii) by you for Good Reason solely to the extent such right exist in your employment agreement between you and the Company or any of its subsidiaries, or (iii) due to your death or Disability, in each case, if, and only if, you or your estate (as applicable) execute and deliver a release substantially in the form attached as Exhibit A (the “Release”), and such Release becomes irrevocable, within sixty (60) days of your termination, in which case the effective date of the Qualifying Termination will be deemed to have occurred on your date of termination. For the sake of clarity, a termination of employment will not be a Qualifying Termination if you do not execute, or if you revoke, the Release, in which case you will be required to repay the After-Tax Value of the Retention Bonus within ten (10) calendar days after the expiration of the sixty (60)-day period.
3.Withholding Taxes. The Company may withhold from any and all amounts payable to you hereunder such federal, state and local taxes as the Company determines in its sole discretion may be required to be withheld pursuant to any applicable law or regulation.
4.No Right to Continued Employment. Nothing in this Agreement will confer upon you any right to continued employment with the Company (or its subsidiaries or their respective successors) or to interfere in any way with the right of the Company (or its subsidiaries or their respective successors) to terminate your employment at any time.
5.Other Benefits. The Retention Bonus is a special payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise.
6.Prior Bonus. The Retention Bonus will supersede and replace, and satisfy any and all obligations in respect of, your 2023 annual or short-term incentive bonus opportunity.
7.Governing Law. This Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Delaware, without reference to rules relating to conflicts of laws.
8.Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
9.Entire Agreement; Amendment. This Agreement constitutes the entire agreement between you and the Company with respect to the Retention Bonus and supersedes any and all prior agreements or understandings between you and the Company with respect to the Retention Bonus, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by you and the Company.

10.Section 409A Compliance. The intent of the parties is that the Retention Bonus be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.
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This Agreement is intended to be a binding obligation on you and the Company. If this Agreement accurately reflects your understanding as to the terms and conditions of the Retention Bonus, please sign, date, and return to me one copy of this Agreement no later than [5:00 p.m.] on [Date]. You should make a copy of the executed Agreement for your records.
Very truly yours,
CYXTERA TECHNOLOGIES, INC.
By: ___________________________
Name:
Title:

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of the Retention Bonus, and I hereby confirm my agreement to the same.
Dated:

[Name]

Signature Page to Agreement

EXHIBIT A
RELEASE OF CLAIMS
I, [Name], in consideration of and subject to the performance by Cyxtera Technologies, Inc. (together with its affiliates, the “Company”) of its obligations under the Retention Bonus Agreement, dated as of _______________, 2023 (the “Agreement”), do hereby release and forever discharge, as of the date hereof, the Company, its direct and indirect subsidiaries and its parents, and each of their respective affiliates and each of their respective past, present and future directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meaning given to them in the Agreement.
1.I understand that the Retention Bonus paid to me under the Agreement represents, in part, consideration for signing this General Release and is not salary, wages or benefits to which I was already entitled. I understand and agree that I will be required to repay the After-Tax Value of the entire Retention Bonus upon a Qualifying Termination, unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such Retention Bonus will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or any of its affiliates.
2.Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself and my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees and/or any other liabilities of any nature whatsoever, in law and/or in equity, both past and present (through the date on which I execute this General Release) and whether known or unknown, suspected or claimed against the Company and/or any of the Released Parties, which I, my spouse or any of my heirs, executors, administrators or assigns ever had, now have or hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of my initial dealings with the Company to the date I execute this General Release, related to the Company and its direct and indirect subsidiaries, including, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company, the terms and conditions of that employment relationship and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or any of their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or any claim for
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costs, fees or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). I understand and intend that this General Release constitutes a general release of all claims, and that no reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.
3.I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by paragraph 2 above. I hereby agree not to bring or cause to be brought any Claims and I represent and agree that I have not, directly or indirectly, instituted, prosecuted, filed or processed any litigation, Claims or proceedings against the Company or any of the Released Parties, nor have I encouraged or assisted anyone to institute, prosecute, file or process any litigation, Claims or proceedings against the Company or any of the Released Parties.
4.I expressly agree that I am waiving all claims available against the Company and the other Released Parties arising out of my employment with the Company or the termination of my employment under the ADEA and OWBPA. I agree that this General Release does not waive or release any rights or claims that I may have under the ADEA which arise after the date on which I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim arising under the ADEA).
5.I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; and provided, further, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding excepting any monetary award to which I become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
6.In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release, and that without such waiver, the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company or any Released Party, or in the event that I should seek to recover against the Company or any Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim, or of any facts that could give rise to a claim, of the type described in paragraph 2 as of the execution of this General Release.
7.I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
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8.I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.
9.Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other self-regulatory organization or governmental entity. Nothing in this Agreement shall prevent me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct I have reason to believe is unlawful, or impair my ability to engage in concerted activity protected under the National Labor Relations Act (to the extent applicable), including relative to the terms and conditions of my employment, or my ability to file unfair labor practice charges or assist others in doing so, and cooperating in any investigative process with the National Labor Relations Board.
10.I represent that I am not aware of any Claim by me, and I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
11.Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.
12.Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case, concerning the subject matter hereof.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(i)I HAVE READ IT CAREFULLY;
(ii)I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(iii)I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
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(iv)I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(v)I HAVE HAD AT LEAST [TWENTY-ONE (21)][FORTY-FIVE (45)]1 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [TWENTY-ONE (21)][FORTY-FIVE (45)]-DAY PERIOD;
(vi)I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT, AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
(vii)I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(viii)I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.
SIGNED:    DATE:
1     Note to Draft: To be finalized at the time of termination.
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